Exhibit 99.(a)(1)


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
First Federal fsb                                 Mississippi View Holding Company
201 Main Street South                             35 East Broadway                     Loan Number
Hutchinson MN 55350                               Little Falls MN 56345-3093           Date              April 30, 1998
                                                                                       Maturity Date     May 10, 1999
LENDER's NAME AND ADDRESS                         BORROWER's NAME AND ADDRESS          Loan Amount       $225,000.00
"You" means the Lender,                           "I" includes each Borrower above,    Renewal Of
its successors and assigns                        together and separately.
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
TERMS FOLLOWING A [_} APPLY ONLY IF CHECKED
NOTE-For value received, I promise to pay to you, or your order, at your address above, the principal sum of:Two Hundred Twenty-Five
Thousand and No/100----------------------------------------------------------------------------------------------Dollars $225,000.00
plus interest from May 10, 1998 at the rate of 9.0% per year until paid in full
[_} LOAN ADMINISTRATIVE FEE - I also agree to pay a loan administrative fee of $_____, and it will be
[_] paid in cash.
[_] paid pro rata over the loan term.
[_] withheld from the proceeds. (If this fee is withheld from the proceeds, the amount is included in the principal sum.)
    Upon prepayment in full (or acceleration).  I will not be entitled to a rebate of part of the loan administrative fee.
PAYMENT - I will pay this note as follows:
    (a)  [X]  Interest due:  3 payments of interest quarterly commencing August 10, 1998
              Principal due: 1 payment of $225,000.00 plus remaining interest due on May 10, 1999
    (b)  [_]  This note has ________ payments.  The first payment is $_________ and is due: ________.
         A payment of $________ is due on the ________ day of each ________.
         The final payment of the entire unpaid balance of principal and interest will be due _________.
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
INTEREST - Interest accrues on a 365-day basis.                  [_] RETURN CHECK CHARGE - I agree to pay a service charge for each
[_} LATE CHARGE - If a payment is not paid in full on or         returned check or returned automatic payment request.  The amount
before the tenth day after its due date, I will be charged       of the service charge will generally be $20.00, but if you use a
a late fee of .5% of the amount of the payment or $_______       law enforcement agency to collect payment and the service charge is
whichever is greater.  [_} This amount may then increase so      used to reimburse the law enforcement agency, the amount of the
as to always be the highest amount allowed by law under          service charge will be $25.00.
Minnesota Statutes ss.47.50.                                     THE PURPOSE OF THIS LOAN IS ______________________________________.
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SECURITY - You have certain rights that may affect my property as explained on page 2.  This loan [_} is [_] is not further secured.
    (a)  [_] This loan is secured by __________________________________________________, dated ____________________________________.
    (b)  [X] Security Agreement - I give you a  security interest in the Property described below:  The rights I am giving you in this Property and the obligations this agreement secures are defined on page 2 of this agreement.
     25,000 shares of Mississippi View Holding Company Stock to be safekept at First Federal fsb
  *  ADDITIONAL TERMS:  Borrower must maintain loan to value at or below .50% at all times.
                                                                    This Property will be used for _______________________ purposes.
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
ANNUAL PERCENTAGE RATE     FINANCE CHARGE         AMOUNT FINANCED     TOTAL OF PAYMENTS                   I have the right to
The cost of my credit   The dollar amount the   The amount of credit  The amount I will have paid when       receive at this time an
  as a yearly rate      credit will cost me.    provided to me or on  I have made all scheduled payments.    itemizataion of the
                                                     my behalf.                                                Amount Financed.
       9.000            $     20,250.00         $    225,000.00       $       245,250.00                    X  YES - I want an
                                                                                                           --- itemization.
                                                                                                           ___ NO - I do not want an
                                                                                                               itemization.
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My Payment Schedule will be:____________________________________________________
Number of Payments    Amount of Payments                When Payments are Due
        3             $           VARYING INTEREST PAID QUARTERLY                                          "e"  means an estimate.
                      $             COMMENCING AUGUST 10, 1998                                             $___ Filing Fees.
        1             $  230,062.50                      MAY 10, 1999                                      $___ Nonfiling insurance.
                      $
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[X]  This note has a demand feature:  [_] This note is payable on demand and all disclosures are based on an assumed maturity of one year.
Security - I am giving a security interest in:                        [X] (brief description of other property)
     [_] the goods or property being purchased.                            Assignment of Mississippi View Holding Company Stock
     [_] collateral securing other loans with you may also secure this loan.
     [_] my deposit accounts and other rights to the payment of money from you.
[_] Late Charge - If a payment is not paid in full on or before the tenth day after its due date, I will be charged a late fee of
    .5% of the amount of the payment or $ ________ whichever is greater.  [_] The amount may then increase so as to always be the highest amount allowed by law under Minnesota Statutes ss.47.59.
[_] Required Deposit - The annual percentage rate does not take into account my required deposit.
Prepayment - If I pay off this note early, I will not have to pay a penalty.
     [_] If I pay off this note early, I will not be entitled to a refund of part of the loan administrative fee.
Assumption-Someone buying the property securing this obligation, cannot assume the remainder of the obligation on the original terms
I can see my contract documents for any additional information about nonpayment, default, any required repayment before the scheduled date, and prepayment refunds and penalized.
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
CREDIT INSURANCE - Credit life insurance and credit
disability insurance are not required to obtain credit,        ITEMIZATION OF AMOUNT FINANCED
and will not be provided unless I sign and agree to pay
the additional costs.  I may but any insurance from                           AMOUNT GIVEN TO ME DIRECTLY  $  225,000.00
anyone I choose or I may use existing insurance.                         AMOUNT PAID ON MY (LOAN) ACCOUNT  $________________________
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Type ________________ Premium ______________  Term ____               AMOUNTS PAID TO OTHERS ON MY BEHALF  $________________________
Credit Line____________________________________________                            to Insurance Companies  $________________________
Credit Disability _____________________________________                               to Public Officials  $________________________
Join Credit Life ______________________________________   _______________________________________________  $________________________
_______________________________________________________   _______________________________________________  $________________________
I  [_] do [X] do not want credit life insurance.          _______________________________________________  $________________________
I  [_] do [X] do not want credit disability insurance.                  (less) PREPAID FINANCE CHARGES(S)  $________________________
I  [_] do [X] do not want joint credit life insurance.
I  [_] do [X] do not want _______________Insurance:                                       Amount Financed  $  225,000.00
x  _____________________________________DOB____________
x_______________________________________DOB____________         (Add all items financed and subtract prepaid finance charges.)
PROPERTY INSURANCE - I may obtain property insurance      __________________________________________________________________________
from anyone I want that is acceptable to you.  If I get
the insurance from or through you, I will pay $________   SIGNATURES - I AGREE TO THE TERMS SET OUT ON PAGE 1 AND PAGE 2 OF THIS
for __________ of coverage.                               AGREEMENT, I HAVE RECEIVED A COPY OF THIS DOCUMENT ON TODAY'S DATE.
SINGLE INTEREST INSURANCE - I may obtain single interest          CONSIGNERS - SEE NOTICE ON PAGE 2 BEFORE SIGNING.
insurance from anyone I want that is acceptable to you.
If I get the insurance from or through you I will pay           MISSISSIPPI VIEW HOLDING COMPANY
$_________________ for ____________ of coverage.
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                       Optional                           Signature ________________________________________________________________
Signed_______________________________________ For Lender
Title __________________________________________________  Signature ________________________________________________________________
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SIMPLE INTEREST NOTE, DISCLOSURE, AND SECURITY AGREEMENT         CONSUMER LOAN UNDER MN. STAT. ss47.50 - NOT FOR OPEN-END CREDIT
@ 1981, 1988 Bancshare Systems, Inc., St. Cloud, MN (1-800-397-2341) Form NDaS SI-MN 12/20/95 [LOGO]                   (page 1 of 2)
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                                   ASSIGNMENT

     In this agreement, I, me and my refer to the persons(s) signing below. You and your refer to:

     First Federal fsb
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My Agreement
You gave me Two Hundred Twenty Five Thousand and No/100-----------------Dollars ($225,000.00) today and I acknowledge receipt of that amount of money. In consideration of this sum of money, I agree to, and do in fact, sell, transfer (and assign) to you any and all right, title, claim and interest that I may have in and to the following property:

             25,000 shares of Mississippi View Holding Company Stock







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My Signature                                 Date Signed
  Mississippi View Holding Company

X /s/Larry D. Hartwig                                    5-1            1998
  ---------------------------------------    -------------------------,   ------
X /s/Mary Ann Karnowski                                  5-1            1998
  ---------------------------------------    -------------------------,   ------

WITNESSES:
X /s/
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X /s/
  ---------------------------------------

                              (Continued on back)
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STATE OF _____________________________________________________
                                                                 ss.
COUNTY OF ____________________________________________________

          On this _________________day of _____________________, 19____________,
before me, ____________________________ a Notary Public in and for the County of ________________________, State of ___________ personally appeared _____________
________________________________________________________________________________
to me known to be the person____ named in and who executed the foregoing instrument, and acknowledged that _____________ executed the same as ___________ ______________ voluntary act and deed.
     In Witness Whereof, I have hereunto signed my name and affixed my Notarial Seal the day and year last above written.

               _________________________________________________________________

               Notary Public in and for _____________________ County, __________




STATE OF _____________________________________________________
                                                                 ss.
COUNTY OF ____________________________________________________

          On this __________day of _________________, 19____________, before me,
____________________________ a Notary Public in and for the County of _________,
State of ___________ personally appeared _______________________, President, and _______________________________, Secretary or Cashier, of ______________________
____________, the Corporation which executed the above and foregoing instrument, who being by me duly sworn, each for himself, did say that they are respectively the _____________________ President and ____________________of said Corporation;
that (the seal affixed to said instrument is the seal of said Corporation)---(no seal has been procured by the said Corporation) and that said instrument was by them signed and sealed on behalf of the said Corporation by authority of its board of directors, and each of them acknowledged the execution of said instrument to be the voluntary act and deed of said Corporation, by it and each of them voluntarily executed.

          In Witness Whereof, I have hereunto signed my name and affixed my Notarial Seal the day and year last above written.

               _________________________________________________________________

               Notary Public in and for _____________________ County, __________
               My commission expires ___________________________________________

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                     ______________________________________________

                                   ASSIGNMENT
                                 (General Form)

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                     ______________________________________________

                     ______________________________________________

                     ______________________________________________

                     ______________________________________________

                     ______________________________________________

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                     Office of ____________________________________

                     County of ____________________________________

                     State of _____________________________________

                        I hereby certify that the within Instrument
                     was filed in this office for record on the __________ day of ____________ A.D. 19 _______
                     at ______________o'clock _____ M. and was duly
                     recorded in Book _____________________________
                     of _____________________________ on page _____

                     ______________________________________________

                                             ______________________

                     By ____________________________________ Deputy,

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                     ===============================================


                     _______________________________________________
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                                                                          FR G-3
                                                               OMB No. 7100-0018
                                                  Approval expires July 31, 1996

                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
       Statement of Purpose for an Extension of Credit Secured by Margin
          Stock by a Person Subject to Registration Under Regulation G
                           (Federal Reserve Form G-3)

            First Federal fsb, 201 Main Street South, Hutchinson, MN
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                                 Name of Lender
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This form is required by law (15 U.S.C. 76g and 78w; 12 C.F.R. 207).      and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of Information, including suggestions for
                                                                          reducing this burden, to Secretary, Board of Governors of
Public reporting burden for this collection of information is             the Federal Reserve System, 20th and C Streets, N.W.,
estimated to average 10 minutes per response, including the time          Washington, D.C. 20551; and to the Office of Management
for reviewing instructions, searching existing data sources,              and Budget, Paperwork Reduction Project (7100-0011),
gathering and maintaining the data needed, and completing                 Washington, D.C. 20503.
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Instructions

1. This form must be completed when a lender subject to registration under Regulation G extends credit secured directly or indirectly, in whole or in part, by any margin stock.

2. The term "margin stock" is defined in Regulation G (12 CFR 207) and includes, principally: (1) stocks that are registered on a rational securities exchange, stocks that are on the Federal Reserve Board's List of Maginable OTC Stocks, or any OTC security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3. Please print or type (if space is inadequate, attach separate sheet).


Part I  To be completed by borrower(s)

1.  What is the amount of the credit being extended?

                             Two Hundred Twenty-five Thousand and No/100 Dollars
                             ---------------------------------------------------
                                                                   ($225,000.00)

2.  Will any part of this credit be used to purchase or carry margin securities?
                                                              [X} Yes     [_} No

If the answer is "no," describe the specific purpose of the credit
                                                                   -------------

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I(We) have read this form and certify that to the best of my (our) knowledge and belief the Information given is true, accurate, and complete.

MISSISSIPPI VIEW HOLDING COMPANY

Signed:                                 Signed:

/s/Larry D. Hartwig        5-1-98       /s/Mary ANn Karnowski         5-1-98
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Borrower's signature        Date        Borrower's signature          Date

Larry D. Hartwig                        Mary Ann Karnowski
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Print or type name                      Print or type name


                    This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation G will also violate Federal Reserve Regulation X, "Borrowers of Securities Credit."

Bankers Systems, Inc., St. Cloud, MN Form G-3 8/31/95
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                                                                          FR G-3
                                                                     Page 2 of 2

Part II To be completed by lender only if the purpose of the credit is to purchase or carry margin securities (Part 1 (2) answered "yes")

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation G.

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No. of               Issue                   Market price      Date and source      Total market
Shares                                        per share          of valuation      value per issue
                                                               (See note below)
25,000    Mississippi View Holding Company     18 5/8                                $450,000.00

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2.   List the debt  securities  convertible  into  margin  stock  securing  this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation G.
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Principal            Issue                   Market price      Date and source      Total market
 amount                                                          of valuation      value per issue
                                                               (See note below)




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3.  List other collateral including non-margin securities securing this credit.
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             Describe briefly                 Market price      Date and source      Good faith
                                                                 of valuation        loan value
                                                               (See note below)




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Note Lender need not complete "Data and source of valuation" if the market value was obtained from regularly published information in a journal of general circulation or automated quotation system.


Part III To be signed by an authorized representative of the lender in all instances.

I am a duly authorized representative of the lender and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation G. I have read this form and any attachments, and I have accepted the customer's statement in Part I in good faith as required by Regulation G"; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete.


                                          Signed:
                                          First Federal fsb



April 30, 1998                            /s/Betty Henke
______________________________________    ______________________________________
Date                                      Authorized representative's signature

Executive Secretary                       Betty Henke
______________________________________    ______________________________________
Title                                     Print or type name


______________

*To accept the customer's statement in good faith, the authorized representative of the lender must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

                    This form must be retained by the lender
               for three years after the credit is extinguished.